EXHIBIT 10.2
                               June 20, 1994
Mr. William N. Anderson
6007 Pine Forest Road
Houston, Texas  77057

Dear Bill:

       The purpose of this letter is to set forth certain terms relating to your employment with Oshman's Sporting Goods, Inc., a Delaware corporation (the "Company").

       1.   TERMS OF EMPLOYMENT; CERTAIN COVENANTS OF THE COMPANY.

            (a) The Company agrees to employ you as its President and Chief Operating Officer at an initial annual salary of $300,000 per annum.

            (b) On the first regular pay day following commencement of your employment with the Company, you will receive a "signing" bonus of $25,000 in a lump-sum, cash payment. You will not be eligible for any other bonus payment or award for fiscal year 1994 (ending January 28, 1995), but will be eligible for a bonus for fiscal year 1995, subject to achievement of such criteria as may be fixed by the Compensation Committee of the Board of Directors.

            (c) In addition to your regular salary and any bonus, the Company will pay to you, at the commencement of each month, the sum of $1,100 as an allowance for automobile and other personal expenses incurred in the performance of your duties.

            (d) The Company agrees to reimburse you for all ordinary and reasonable expenses relating to your relocation to Houston, including without limitation shipping household and personal effects, travel related to locating housing, and temporary living expenses (if necessary). The Company will also reimburse you for costs related to the early termination of your home lease in Connecticut, which reimbursement shall not exceed $10,000.

       2.   CERTAIN COVENANTS OF EXECUTIVE.

            (a) You agree to devote your full working time, attention and energy to the affairs of the Company and to perform the duties of your position in good faith and in a manner you reasonably believe to be in the best interests of the Company.

            (b) You agree that you will not terminate your employment with the Company without giving at least sixty (60) days advance written notice to the Company.

            (c) You agree that you will not, without the consent of the Board of Directors or the Chief Executive Officer of the Company, (i) use for your benefit or disclose, or permit to be disclosed, at any time during your employment by the Company or thereafter, except to the extent required by the performance of your duties as an employee of the Company, any information obtained or developed by you while in the employ of the Company, or information relating to any customers, suppliers, products, employees, any financial or accounting data, designs, drawings or blueprints or methods of distribution or procurement of the Company or any of its subsidiaries or affiliates, or any confidential matter, except information which at the time is available to others in the business or generally known to the public other than as a result of disclosure by you not permitted hereunder; or (ii) take with you upon leaving the Company's employ, any document or paper relating to any of the foregoing or any physical property of the Company or any of its subsidiaries or affiliates.

       3.   EMPLOYMENT AT WILL; TERMINATION.

            (a) You acknowledge and agree that your employment is "at will"; the Company may terminate you at any time for any reason, or for no reason, without liability or obligation, except as set forth below. The Company acknowledges and agrees that, subject to paragraph 2(b), you may leave the employ of the Company at any time.

            (b) If the Company terminates your employment at any time, other than for Cause or Disability (as defined below) or you terminate your employment for Good Reason (as defined below), then the Company shall pay you, no later than thirty (30) days following the date of such termination, a lump sum severance payment of three hundred thousand dollars ($300,000); PROVIDED, HOWEVER, that the Company shall have no obligation under this paragraph 3(b) if, as of the date of such termination, the aggregate value of all stock options exercised by you (valued as of the date of each such exercise), together with all vested but unexercised stock options held by you (valued as of the date of termination of your employment) is equal to or exceeds $1,000,000. For purposes of this paragraph 3(b), options shall be valued by subtracting the exercise price from the last sale price of the Company's common stock, par value $.01 per share, reported in The Wall Street Journal prior to such exercise, in the case of exercised options, and prior to such termination date, in the case of vested but unexercised options. The Company may withhold from such payment such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (c) The term "Cause" as used herein shall mean:

                (i) your conviction, whether or not appeal be taken, or
            your plea of guilty or nolo contendere to charges of any felony or other crime involving personal dishonesty, moral turpitude or willfully violent misconduct; or

                (ii) your gross negligence or malfeasance in the conduct of your duties that has or can reasonably be expected to have a materially adverse effect on the Company; or

                (iii) your engaging in any fraudulent act or any
            embezzlement or wrongful diversion of the funds of the Company or any affiliate of the Company; or

                (iv) your material failure to comply with any procedures or policies of general application with respect to the operation of the Company that remains unremedied after fifteen (15) days written notice to you; or

                (v) your willful failure to substantially perform your
            duties after a demand for substantial performance is delivered to you that specifically identifies the reason or reasons for the determination by the Company's Board of Directors that you have not substantially performed your duties; or

                (vi) any act of dishonesty by you resulting in or intended to result in gain or personal enrichment at the expense of the Company, or any willful act that has the effect of causing substantial injury to the Company; or

                (vii) any breach by you of any of your covenants under
            Section 2 of this Agreement.

            (d) The term "Good Reason" as used herein shall mean:

                (i) without your consent, the assignment to you of any
            duties materially inconsistent with your status as a senior executive officer of the Company that has not been rescinded or otherwise remedied after thirty (30) days written notice from you to the Company; or

                (ii) without your consent, a reduction by the Company in
            the base salary set forth in paragraph 1(a); or

                (iii) without your consent, the Company's requiring you to be based anywhere other than within Harris County, Texas, except for required travel on the Company's business.

            (e) The term "Disability" as used herein, shall mean any complete and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

       4. SCOPE OF AGREEMENT. This Agreement, together with your stock option agreement of even date herewith, contains the entire understanding and agreement between the Company and you with respect to their respective subject matter and are not intended to confer any rights upon you not expressly provided for herein or therein.

       5. NOTICES. Any notice, request, demand or other communication provided for by this Agreement or made pursuant to or in conjunction with this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the intended recipient at the address stated below or to such changed address as the addressee may have given by a similar notice:

            To the Company:          Oshman's Sporting Goods, Inc.
                                     2302 Maxwell Lane
                                     Houston, Texas 77023
                                     Attn: Alvin N. Lubetkin
                                           Vice Chairman and Chief
                                           Executive Officer

            To the Executive:        William N. Anderson
                                     6007 Pine Forest Road
                                     Houston, Texas 77057

       6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets or businesses or into which the Company may be consolidated or merged, and you, your heirs, executors, administrators and legal representatives.

       7. APPLICABLE LAW. This Agreement shall be governed by the internal laws of the State of Texas without giving effect to principles of conflicts of laws.

       8. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing, signed by you and by an officer of the Company thereunto duly authorized by resolution of the Board of Directors of the Company. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision of a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

       If the foregoing terms and conditions accurately reflect our agreement relative to your employment, please so acknowledge by signing below.
                                                Yours very truly,

                                                Alvin N. Lubetkin
                                            Vice Chairman and Chief
                                                Executive Officer

Acknowledged and agreed to, effective as of the date first above written:

William N. Anderson